Exhibit 4.17

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THIS CERTIFICATE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN CRYOPORT, INC.’S PROSPECTUS, DATED [•], 2016 (THE “PROSPECTUS”). COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING. THE INFORMATION AGENT’S TELEPHONE NUMBER IS (800) 903-2897 (TOLL FREE).

CRYOPORT, INC.

Incorporated under the laws of the State of Nevada

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of
Common Stock, $0.001 par value per share, of Cryoport, Inc.

Subscription Price: $[•] per Full Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON [•], 2016, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [•] shares of common stock, par value $0.001 per share (the “Common Stock”), of Cryoport, Inc., a Nevada corporation (the “Company”), at a subscription price of $[•] per full share (the “Basic Subscription Privilege”), pursuant to the Company’s rights offering, on the terms and subject to the conditions set forth in the Prospectus (including the proration provisions described therein) and the “Instructions for Use of Subscription Rights Certificates” accompanying this certificate. If any shares of Common Stock available for purchase in the rights offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the rights offering, subject to availability and proration as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock to be purchased in accordance with the “Instructions for Use of Subscription Rights Certificates” that accompany this certificate.

This certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Cryoport, Inc. and the signatures of its duly authorized officers.

 Dated: [•], 2016

Chief Executive Officer	Secretary and Chief Financial Officer

Countersigned: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, SUBSCRIPTION AGENT

By: ___________________________________

Authorized Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by mail, hand or overnight courier:

Continental Stock Transfer & Trust Company
Attn: Corporate Actions Department
17 Battery Place
New York, New York 10004

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a), (c) and (d) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I am applying for ________________________________	Shares X	$ _________________________	= $ ________________________
(number of new shares)		(subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of Common Stock pursuant to your Over-Subscription Privilege.

I am applying for ________________________________	Shares X	$ _________________________	= $ ________________________
(number of new shares)		(subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $ ___________________

(d) METHOD OF PAYMENT (CHECK ONE)

☐          Check or bank draft payable to “[•]”

☐          Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in the rights offering, at [•].

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights or a certificate representing the remaining balance of unexercised Rights to be delivered to an address different from that shown on the face of this certificate, enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

______________________________________________________

______________________________________________________

______________________________________________________

FORM 3 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s): ______________________________________________________

Signature(s): ______________________________________________________

Date: ______________________________________________________

Telephone Number: ______________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 – SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ______________________________________________________ (Name of Bank or Firm)

By: ______________________________________________________ (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS CERTIFICATE, CONTACT GEORGESON INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING, AT (800) 903-2897 (TOLL FREE).